EXHIBIT 10.37

CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made on this 20th day of February, 2013 (“Effective Date”) between SC Advisors Inc. (the “Project Manager”), a Delaware corporation, with principal offices at 90 Grove Street, Ridgefield CT 06877, and Westinghouse Solar, Inc. (the “Company”), a Delaware Corporation, with principal offices at 1475 S. Bascom Ave, Ste. 101, Campbell CA 95008.

WHEREAS,

Project Manager’s principals have experience in corporate structure and valuation,  mergers and acquisitions, strategic alliances, financing and other matters relating to the general business and operating affairs of private and public companies;

The Company desires to retain Project Manager to provide a variety of financial, business consulting and advisory services, and Project Manager is willing to provide such services pursuant to the terms of this agreement.

In consideration of the terms of this Agreement the Company and Project Manager agree as follows:

ARTICLE 1

ENGAGEMENT

1.1.
The Company hereby engages and retains Project Manager, on a non-exclusive basis, under the terms of this agreement to render certain business, financial consulting and advisory services to the Company.

Project Manager is hereby engaged and retained by the Company to assist in the performance of, as and when requested by the Company, among other things;

1.	Financial management services- cash flow projection, financial statement preparation, balance sheet optimization and debt restructuring.

2.
Third party service provider support-coordinating functions with auditors and legal counsel.  Interfacing with Investor/Public Relations to increase Company awareness in the financial marketplace. Keeping shareholders abreast of current developments at the Company.

The services to be rendered by Project Manager to the Company shall under no circumstances include any activities which could be deemed by the Securities and Exchange Commission to constitute investment banking or any other activities requiring Project Manager to be registered as a broker-dealer under the Securities Act of 1934.

 1.3. Project Manager hereby acknowledges and agrees that this engagement is on a non-exclusive basis and, therefore, the Company will, during the Term of this Agreement, be free to engage or retain any other entity to render the same or similar services to it.  The Company hereby acknowledges that this engagement does not prohibit Project Manager from rendering similar services to others.  The Company hereby acknowledges that Project Manager has and may hereafter perform services for vendors, strategic partners, or other third parties doing business or otherwise having a relationship with the Company.  Project Manager agrees to disclose to the Company any current service engagement, relationships or other situations that may create a conflict of interest with this engagement.  The Company consents to and waives any conflict of interest with respect to the specific matters disclosed to the Company in advance of this Agreement.

1.4. The Company will provide Project Manager with all financial and business information and documentation concerning the Company which is reasonably requested by Project Manager hereunder to the extent such information and documentation is available without the Company incurring any unreasonable effort or expense.  In addition, the Company will make its executive officers and members of its Board of Directors available to Project Manager, upon reasonable advance notice and request of Project Manager, for the purpose of providing information to Project Manager in connection with its contemplated services hereunder.

1.5. Project Manager will only be required to devote such of its time and efforts as it may determine is necessary for the performance of its services hereunder. Project Manager will perform its services hereunder in the highest professional manner and will provide such of its staff and personnel as it may deem necessary for the performance of its services hereunder.

1.6. The Company acknowledges that Project Manager does not guarantee that its Services will have an impact upon the Company’s business or that subsequent financial improvement or advantage will result from the Consulting Services. Company understands and acknowledges that the success or failure of Project Manager’s efforts will be predicated on Company’s assets and operating results.

ARTICLE 2

COMPENSATION

2.1. In consideration of Project Manager's services under this Agreement, Project Manager shall be entitled to the following compensation:

A monthly fee of Thirty Thousand Dollars ($30,000) (the "Consulting Fee"), payable solely in the form of shares of Series D 8% Convertible Preferred Stock of the Company (“Preferred Stock”), valued at the stated value of such Preferred Stock of $1,000 per share, which stock is convertible into shares of Company common stock at the Project Manager’s option. Such fee is payable monthly on the first day of each calendar month, in advance, commencing as of March 1, 2013.  Project Manager acknowledges that the shares of Preferred Stock issued to Project Manager, and the shares of common stock issuable upon conversion thereof, are “restricted securities” which are subject to limitations on resale for purposes of U.S. securities law.  Project Manager makes the representations, warranties and acknowledgements set forth on Appendix I attached to this Agreement..

ARTICLE 3

MISCELLANEOUS

3.1. Independent Contractor Relationship.  Nothing herein or attached shall be construed to create the relationship of employer and employee between the Company and Project Manager. Project Manager acknowledges that as an independent contractor it, (1) is not entitled to unemployment insurance benefits; (2) is not entitled to workers compensation benefits; and (3) is obligated to file federal and state income tax reports on any monies, stock or other consideration paid pursuant this arrangement.

3.2. Authority.  Under this Agreement, Project Manager will have no authority whatsoever to assume or create any obligation, liability, or to undertake any responsibility whatsoever, express or implied, on behalf of or in the name of the Company or any affiliate of the Company, other than those expressly approved in advance by an executive officer of the Company in connection with the  performance of services under this Agreement.

3.3. Confidential Information and Other Restrictions.  Both during and after the term of this Agreement, Project Manager agrees not to communicate, disclose, or utilize to the Project Managers own benefit or the benefit of any other entity or persons, any techniques, plans, designs, programs, forecasts, business, financial, or customer information or other information not in the public domain pertaining to the business or affairs of the Company or of any of its affiliates.  Information shall not be considered to be in the public domain if revealed or disclosed in contravention of this Agreement or the agreements made between the Company and other parties.  Upon termination of this Agreement, the Project Manager agrees to immediately surrender to the Company all original documentation, software, or computer systems programs, and all copies of any other documents and material received by Project Manager while engaged to provide services under this Agreement.  Project Manager shall not retain or deliver to any other entity or person any of the foregoing or a summary or memorandum thereof.

3.4. Contracts or Other Agreements with Former Employer or Business.  The Project Manager hereby represents and warrants that Project Manager is not subject to any engagement, consulting, employment agreement or similar document, except as previously disclosed and delivered to the Company, with a former employer or any business with which the Project Manager has been associated, which prohibits the Project Manager during a period of time which extends through the date of this letter from any of the following: (i) competing with or in any way participating in any business ; (ii) soliciting personnel ; or (iii) soliciting customers on behalf of another business.

3.5. Termination.  This Agreement may be terminated by either party; (i) upon giving thirty (30) days written notice to the other party; provided however that if the Company terminates this Agreement by written notice during the 4 month period following the Effective Date (the “Term”), the Company shall remain obligated to pay the Management Fee through the end of the Term, or (ii) for Cause, as defined, at any time.  For purposes of  this Agreement, “Cause” means the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from personnel’s  incapacity during physical or mental illness) by the Project Manager to substantially perform duties with the Company; (ii) conduct by the Project Manager or its personnel that amounts to willful misconduct, gross negligence or a violation of law; (iii) any act by Project Manager or its personnel of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company; (iv) commission by Project Manager of a felony or any crime involving dishonesty; or (v) a material breach of the Agreement by the either the Company or the Project Manager.

The Company agrees to pay all costs of collection, including, reasonable attorney's fee, in the case that any payments due under this Agreement are not paid in a timely manner, or in case it becomes necessary to protect the interests hereof, whether suit be brought or not.

3.6. Indemnification.  In no event shall the Project Manager and its personnel be liable for consequential, special, indirect, incidental, punitive, or exemplary loss, damage, cost or expense (including, without limitation, lost profits and opportunity costs) unless due to gross negligence on the part of the Project Manager or its personnel.  The Company agrees to indemnify and hold harmless the Project Manager and its personnel and any affiliate of the Project Manager from and against any and all actions, losses, damages, claims, liabilities, costs and expenses (including without limitation, reasonable legal fees and expenses) in any way arising out of or relating to this Agreement, unless such is due to gross negligence on the part of the Project Manager or its personnel.  The provision of this paragraph shall apply regardless of the form of action, loss, damage, claim, liability, cost, or expense, whether in contract, statute, tort (including without limitation, negligence), or otherwise.  The provisions of this paragraph shall survive the completion or termination of this Agreement.  The Company further agrees to cover any reasonable legal or other professional services costs on behalf of Project Manager should the need for such arise out of any claims made against Project Manager and its personnel relating to the services provided under this Agreement.

3.7. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be amended or modified except by an instrument in writing signed by the party to be bound thereby.

3.8. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement (collectively, the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto identified above (or to such other addresses as either of the parties hereto shall specify by notice given in accordance with this provision), or sent by email to the email addresses provided below the signature lines to this Agreement.  All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, or if sent by email, upon confirmation of receipt, except for a notice of a change of address which shall be effective only upon receipt.

3.9. Neither party hereto may assign this Agreement or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto

3.10. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assignees.

 3.11. No waiver of any provision of this Agreement or of any breach hereof shall be effective unless in writing and signed by the party to be bound thereby.  The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, obligation or covenant in this Agreement by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

3.12. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

3.13. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

3.14. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement of the day and year first above written.

SC ADVISORS INC.

By:________________________________

Stephen M. Hicks
President <shicks@southridge.com>

WESTINGHOUSE SOLAR, INC.

By:________________________________

Margaret Randazzo, Chief Executive Officer and Chief Financial Officer <mrandazzo@westinghousesolar.com>

APPENDIX I

Representations and Warranties of Project Manager Regarding Securities Law Matters.  Project Manager hereby represents and warrants to the Company as follows:

(a)  Restricted Securities.  Project Manager understands that the Preferred Stock and the common stock issuable upon conversion (together, the “Securities”) are “restricted securities” which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities law. Project Manager acknowledges that the Securities cannot be freely sold, on the public market or otherwise, and must be held indefinitely unless subsequently registered under the Securities Act, or the Securities are sold pursuant to Rule 144 or another exemption from registration.  Project Manager is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring not less than six months after a party has purchased and paid for the stock to be resold, and the sale being through a “broker’s transaction” or a transaction directly with a “market maker”.  Project Manager further acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time Project Manager wishes to sell the Securities and, if so, Project Manager would be precluded from selling the Securities under Rule 144 even if the six month minimum holding period has been satisfied. Project Manager understands that it may never be able to liquidate its investment in the Company.

(b)  No Understandings or Arrangements.  Project Manager is acquiring the Securities as principal for its own account and not with a view to or for distribution or resale.  Project Manager has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law, and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the sale or distribution of such Securities.  Project Manager is acquiring the Securities hereunder in the ordinary course of its business.

(c)  Accredited Status.  Project Manager is an “accredited investor” as defined in Rule 501(a) under the Securities Act.  Project Manager is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)  Experience; Information; Risks.  Project Manager has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Project Manager is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Project Manager has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management and the opportunity to inspect Company facilities and such books and records and material contracts as Project Manager deemed necessary to its determination to purchase the Securities.  Project Manager has reviewed the reports filed by the Company with the SEC, including the risk factors included in such reports. Project Manager understands and recognizes that the purchase of the Securities is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company.

(e)  General Solicitation.  Project Manager is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

Transfer Restrictions. Project Manager acknowledges the following:

(a)  The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)  The Project Manager agrees to the imprinting, so long as is required, of a legend on any certificates representing the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.